EX 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Purisima Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Purisima Funds for the year ended August 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Purisima Funds for the stated period.

/s/ Kenneth L. Fisher		/s/ Katherine Taylor
Kenneth L. Fisher		Katherine Taylor
President, The Purisima Funds		Treasurer, The Purisima Funds
Dated:	11/6/12	Dated:	11/6/12

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Purisima Funds for purposes of Section 18 of the Securities Exchange Act of 1934.